EXHIBIT 10.36
                        MODIFICATION AGREEMENT


  1.   EFFECTIVE DATE: December 23, 1998

  2.   PARTIES:

       2.1.  GIANT INDUSTRIES, INC., an Delaware corporation
  ("Giant"); and

      2.2.  JAMES E. ACRIDGE ("Borrower").

  3.   RECITALS:

      3.1. Borrower and Giant entered into an Agreement dated September 17, 1998, providing for the loan by Giant to Borrower of Four Million Dollars ($4,000,000.00) upon the terms set forth therein (the "Loan Agreement"). Pursuant to the Loan Agreement, Borrower executed his Promissory Note of the same date in favor of Giant calling for the repayment of such sum (the "Original Note").

     3.2. Borrower has requested that Giant advance additional funds pursuant to the terms set forth herein.

     3.3. Giant is willing to advance the additional funds described herein, and in accordance with the terms hereof.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

  4.   AGREEMENTS:

       4.1. Giant hereby agrees to advance to Borrower an additional sum of One Million Dollars ($1,000,000.00), to be repaid by Borrower in accordance with the terms of the Amended and Restated Promissory Note, in the form attached hereto as Exhibit "A" and incorporated herein by this reference.

       4.2. Borrower agrees to make an early interest payment on the principal balance outstanding on December 31, 1998 under the Amended and Restated Promissory Note at the Prime rate published in the Western Edition of the Wall Street Journal on September 17, 1998, plus two percent (2.0%) from September 17, 1998, through December 22, 1998, and at the Prime rate published in the Western Edition of the Wall Street Journal on September 17, 1998, plus three percent (3%) from December 23, 1998, through December 31, 1998. Thereafter, interest shall be payable in accordance with the terms of the Amended and Restated Note.

       4.3. Borrower agrees to present to Giant, on or before March 31, 1999, a plan of repayment for the Amended and Restated Note in reasonable detail for the information of Giant's Board of Directors.

       4.4. The provisions of the Loan Agreement shall continue in full force and effect in every respect, except that the Amended and Restated Note shall govern the repayment of the Loan as increased and extended by this Modification Agreement and the Amended and Restated Promissory Note.

       4.5. Giant and Borrower acknowledge and agree that (a) the unpaid principal balance of the Loan as of the effective date hereof is as set forth in the Amended and Restated Promissory Note; (b) the Loan Agreement is a valid, binding agreement enforceable in accordance with its terms as amended hereby; (c) except as expressly provided herein, this Agreement shall not modify the Loan Agreement; (d) nothing herein contained, and nothing done pursuant hereto (i) is intended to affect, shall affect, or shall be construed as affecting, the obligations set forth in the Loan Agreement, or (ii) is intended to release or affect, shall release or affect, or shall be construed as releasing or affecting, the liability of any party or parties who may now or hereafter be liable under or on account of the Loan Agreement; and (e) the restrictions and terms of the Loan Agreement continue in full force and effect except as expressly modified hereby.

       4.6. Borrower acknowledges that he has thoroughly read and reviewed the terms and provisions of this Agreement and is familiar with the same, that the terms and provisions contained herein are clearly understood by him and have been fully and unconditionally consented to by him, and that Borrower's execution of this Agreement is done freely, voluntarily, with full knowledge and without duress, and that in executing this Agreement, Borrower is relying on no other representations either written or oral, express or implied, made to Borrower by any other party hereto, and that the consideration received by Borrower hereunder has been actual and adequate.

       4.7. Except as herein provided, all of the terms and conditions of the Loan Agreement shall remain in full force and effect, and the parties hereby ratify and confirm the security and enforceability of the Loan Agreement, as expressly modified by this Modification Agreement.

       4.8. This Modification Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns and the subsequent holders or owners of the Loan Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

       4.9. This Agreement may be executed by the signing in counterparts of this instrument. The execution of this instrument by each of the parties signing a counterpart hereof shall constitute a valid execution, and this instrument and all of its counterparts so executed shall be deemed for all purposes to be a single instrument. The signature of a counterpart with the delivery thereof by facsimile transmission, with the original to be placed in the U.S. Postal Service, given to a recognized express delivery service or hand delivered is acceptable for establishing the execution and effectiveness hereof, and the parties are authorized to proceed upon receipt of such signed counterparts by facsimile or delivery, even though the originals may not arrive until later.

       IN WITNESS WHEREOF, this Modification Agreement has been executed to be effective (though not necessarily executed) as of the date first above written.

                 GIANT:
                 GIANT INDUSTRIES, INC., a Delaware corporation

                 By:    /s/ Mark B. Cox
                    ----------------------------
                 Name:  Mark B. Cox
                 Title: Treasurer


                 BORROWER:

                 /s/ James E. Acridge
                 -------------------------------
                 James E. Acridge